UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 27, 2007

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LANDBANK GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-52315	20-1915083
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7030 HAYVENHURST AVE, VAN NUYS, CALIFORNIA 91406
(Address of principal executive offices, including zip code)

(818) 464-1614
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5                      Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Messrs. Freeman and Mendelson as Directors of the Company

On July 27, 2007, the Board of Directors (the “Board”) of Landbank Group, Inc. (the "Company") appointed Gary Freeman and Lee Mendelson as directors to fill the vacancies created upon the resignations of two directors on the Board in June 2007.

Gary Freeman

Gary Freeman is currently a Partner in Bandari, Beach, Lim & Cleland’s Audit and Accounting services division. In conjunction with various consulting engagements, Mr. Freeman has assumed interim senior level management roles at numerous public and private companies during his career, including Co-President and Chief Financial Officer of Trestle Holdings Inc., Chief Financial Officer of Silvergraph International and Chief Financial Officer of Galorath Incorporated. Mr. Freeman is currently a member of the Board of Directors of Blue Holdings, where he serves as its Audit Committee Chairman, GVI Security Solutions, and Trestle Holdings. Mr. Freeman’s previous experience includes ten years with BDO Seidman, LLP, including two years as an Audit Partner.

Lee Mendelson

Lee Mendelson is the Founder and Managing Attorney of Mendelson Law Group where his practice is focused on representing creditors in retail and commercial litigation.  Mr. Mendelson is active in several commercial law associations and publications.

Resignation of Messrs. Gravink and Hewitt as Directors of the Company

On July 27, 2007, Mr. Doug Gravink notified the Company that he resigned as a director of the Company and any of its subsidiaries for personal reasons, effective that date.   Mr. Gravink will continue to serve as Chief Executive Officer of the Company.

On July 27, 2007, Mr. Gary Hewitt notified the Company that he resigned as a director of the Company and any of its subsidiaries for personal reasons, effective that date.   Mr. Hewitt will continue to serve as President and Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDBANK GROUP, INC. (Registrant)

Dated: July 27, 2007	By:	/s/ John Genesi
John Genesi
Chief Financial Officer